As filed with the Securities and Exchange Commission on September 4, 2013

Registration No. 333-187686

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MIDAMERICAN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Iowa	42-1425214
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Grand Avenue, Suite 500

Des Moines, Iowa 50309-2580

(515) 242-4300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul J. Leighton, Esq.

Vice President, Secretary and Assistant General Counsel

MidAmerican Energy Company

666 Grand Avenue, Suite 500

Des Moines, Iowa 50309-2580

(515) 242-4300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Peter J. Hanlon, Esq.

J. Alan Bannister, Esq.

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

(212) 351-4000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer	☐

Non-accelerated filer ☑	(Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION

This Post-Effective Amendment No. 1 relates to the registration statement on Form S-3 (Registration No. 333-187686) previously filed by MidAmerican Energy Company (the “Company”) on April 2, 2013 with the Securities and Exchange Commission (the “Registration Statement”), pertaining to the registration of the Company’s debt securities, offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended.

Pursuant to this post-effective amendment, the offering of the Company’s debt securities pursuant to the Registration Statement is terminated hereby. The Company hereby removes from registration all debt securities registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on September 4, 2013.

MIDAMERICAN ENERGY COMPANY

By:	/s/ Paul J. Leighton
Name:	Paul J. Leighton
Title:	Vice President, Secretary and Assistant General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* William J. Fehrman	President, Chief Executive Officer and Director (principal executive officer)	September 4, 2013

* Thomas B. Specketer	Vice President, Chief Financial Officer and Director (principal financial and accounting officer)	September 4, 2013

* Steven R. Weiss	Senior Vice President, General Counsel and Director	September 4, 2013

*By:	/s/ Paul J. Leighton
Paul J. Leighton
Attorney-in-Fact